UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026
BLACKROCK PRIVATE CREDIT FUND
(Exact name of registrant as specified in its charter)

Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Hudson Yards New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.
Unregistered Sale of Equity Securities.

BlackRock Private Credit Fund (the “Fund”) sells unregistered Institutional Class common shares of beneficial interest (“Institutional Class Shares”) to feeder vehicles primarily created to hold the Fund’s Institutional Class Shares. The offer and sale of these Institutional Class Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold in the Private Offering. The Fund also issues shares to feeder vehicles pursuant to the distribution reinvestment plan of the Fund.

Date of Unregistered Sale	Amount of Institutional Class Shares Sold	Consideration
August 3, 2026 (number of shares finalized on August 20, 2026)	245,505.01	$5,778,304.00

Item 8.01.
Other Events.

Distribution Declaration

On August 25, 2026, the Fund declared a regular distribution for each class of its common shares of beneficial interest in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Institutional Shares	$0.1775	N/A	$0.1775
Class S Shares	$0.1775	$0.0167	$0.1608
Class D Shares	$0.1775	$0.0049	$0.1726

The distribution will be payable to shareholders of record at the close of business on August 28, 2026 and will be paid on September 28, 2026. The distribution will be paid in cash or reinvested in Fund shares for shareholders participating in the Fund’s distribution reinvestment plan.

Net Asset Value

The net asset value (“NAV”) per share of each class of shares of the Fund as of July 31, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of July 31, 2026
Institutional Shares	$23.54
Class S Shares	$23.54
Class D Shares	$23.54

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Private Credit Fund

Date: August 26, 2026	By:	/s/ Erik L. Cuellar
	Name:	Erik L. Cuellar
	Title:	Chief Financial Officer and Treasurer